Exhibit 99.2

Investor Update	Issue Date: January 23, 2014

This investor update provides guidance and certain forward looking statements about United Continental Holdings, Inc. (the “Company” or “UAL”). The information in this investor update contains the financial and operational outlook for the Company for first quarter and full year 2014.

Capacity

The Company estimates its 2014 consolidated system available seat miles (ASMs) to increase between 1.0% and 2.0% year-over-year. For the first quarter 2014, the Company estimates its consolidated ASMs to increase between 0.3% and 1.3% as compared to the same period in the prior year. The Company estimates its first-quarter 2014 consolidated domestic ASMs to be between a 0.3% decrease and a 0.7% increase and consolidated international ASMs to increase between 1.1% and 2.1% year-over-year.

Revenue

The Company expects its first-quarter 2014 consolidated passenger revenue per available seat mile (“PRASM”) to be between flat and up 2% versus the first quarter of 2013.

Advance Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advance booked seat factor is down 0.4 points and mainline international advance booked seat factor is up 0.3 points. Mainline Atlantic advance booked seat factor is down 0.4 points, mainline Pacific advance booked seat factor is down 4.9 points and mainline Latin America advance booked seat factor is up 4.3 points. Regional advance booked seat factor is down 1.4 points.

Non-Fuel Expense

The Company expects 2014 consolidated cost per ASM (CASM), excluding profit sharing, fuel, third-party business expenses and special charges, to increase 1.0% to 2.0% year-over-year. For the first quarter 2014, the Company expects CASM, excluding profit sharing, fuel, third-party business expenses and special charges, to increase 3.5% to 4.5% year-over-year.

The Company expects to record approximately $200 million of third-party business expense in the first quarter and approximately $820 million for the full year 2014. Corresponding third-party business revenue associated with third-party business activities is recorded in other revenue.

Fuel Expense

UAL estimates its consolidated fuel price, including the impact of cash-settled hedges, to be between $3.08 and $3.13 per gallon for the first quarter and between $3.04 and $3.09 for the full year 2014. These estimates are based on the January 16, 2014 fuel forward curve.

Non-Operating Expense

The Company estimates non-operating expense to be between $170 million and $200 million for the first quarter and between $690 million and $740 million for full year 2014.

Beginning in the first quarter of 2014, the Company will exclude unrealized non-cash gains/losses on fuel hedges from its non-operating expense and non-GAAP earnings.

Profit Sharing and Share-Based Compensation

For 2014, the Company will pay approximately 10% of total adjusted earnings as profit sharing to employees for adjusted earnings up to a 6.9% adjusted pre-tax margin and approximately 14% for any adjusted earnings above that amount. Adjusted earnings for the purposes of profit sharing are calculated as GAAP pre-tax earnings, excluding special items, unrealized non-cash gains/losses on fuel hedges, profit sharing expense and share-based compensation program expense.

Share-based compensation expense for the purposes of the profit sharing calculation is estimated to be $14 million in the first quarter and $73 million for full year 2014.

Capital Expenditures and Scheduled Debt and Capital Lease Payments

The Company expects between $780 million and $830 million of gross capital expenditures in the first quarter and between $2.9 billion and $3.1 billion for the full year 2014, including net purchase deposits. UAL’s gross capital expenditures exclude fully reimbursable capital projects.

The Company expects debt and capital lease payments to total approximately $630 million in the first quarter and approximately $1.5 billion for the full year 2014.

Pension Expense and Contributions

The Company estimates that its pension expense will be approximately $130 million for 2014. This amount excludes non-cash settlement charges related to lump-sum distributions. The Company expects to make approximately $290 million dollars of cash contributions to its defined benefit pension plans in 2014.

Taxes

UAL currently expects to record minimal cash income taxes in 2014.

Company Outlook

First-Quarter and Full-Year 2014 Operational Outlook

	Estimated 1Q 2014	Year-Over-Year % Change Higher/(Lower)	Estimated FY 2014	Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic	24,318 - 24,564	(1.2%) - (0.2%)
Atlantic	10,383 - 10,485	1.5% - 2.5%
Pacific	9,410 - 9,503	1.3% - 2.3%
Latin America	5,656 - 5,712	(0.3%) - 0.7%
Total Mainline Capacity	49,767 - 50,264	(0.1%) - 0.9%
Regional	7,767 - 7,844	2.8% - 3.9%
Consolidated Capacity
Domestic	31,797 - 32,116	(0.3%) - 0.7%	139,107 - 140,487	0.7% - 1.7%
International	25,737 - 25,992	1.1% - 2.1%	108,686 - 109,759	1.3% - 2.3%
Total Consolidated Capacity	57,534 - 58,108	0.3% - 1.3%	247,793 - 250,246	1.0% - 2.0%

Traffic (Million RPMs)
Mainline Traffic
Domestic
Atlantic
Pacific
Latin America	Traffic guidance to be provided at a future date
Total Mainline System Traffic
Regional System Traffic
Consolidated System Traffic
Domestic System
International System
Total Consolidated System Traffic

Load Factor
Mainline Load Factor
Domestic
Atlantic
Pacific
Latin America
Total Mainline Load Factor	Load factor guidance to be provided at a future date
Regional Load Factor
Consolidated Load Factor
Domestic
International
Total Consolidated Load Factor

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Company Outlook

First-Quarter and Full-Year 2014 Financial Outlook

	Estimated 1Q 2014	Year-Over-Year % Change Higher/(Lower)	Estimated FY 2014	Year-Over-Year % Change Higher/(Lower)
Revenue (¢/ASM)
Mainline Passenger Unit Revenue	11.95 - 12.19	0.3% - 2.3%
Consolidated Passenger Unit Revenue	13.18 - 13.44	0.0% - 2.0%

Operating Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing & Third-Party Business Expenses	14.38 - 14.54	(0.7%) - 0.4%	13.59 - 13.75	(0.4%) - 0.7%
Consolidated Unit Cost Excluding Profit Sharing & Third-Party Business Expenses	15.22 - 15.40	(0.5%) - 0.7%	14.37 - 14.55	(1.0%) - 0.2%

Non-Fuel Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expenses	9.81 - 9.90	3.0% - 4.0%	9.10 - 9.19	1.6% - 2.6%
Consolidated Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expenses	10.32 - 10.42	3.5% - 4.5%	9.58 - 9.68	1.0% - 2.0%

Third-Party Business Expenses ($M)	$200		$820

Select Expense Measures ($M)
Aircraft Rent	$230		$890
Depreciation and Amortization	$410		$1,650

Fuel Expense
Mainline Fuel Consumption (Million Gallons)	743		3,195
Consolidated Fuel Consumption (Million Gallons)	918		3,945
Consolidated Fuel Price Excluding Hedges (Price per Gallon)	$3.08 - $3.13		$3.03 - $3.08
Consolidated Fuel Price Including Cash-settled Hedges (Price per Gallon)	$3.08 - $3.13		$3.04 - $3.09

Non-Operating Expense ($M)
Non-Operating Expense[2]	$170 - $200		$690 - $740

Income Taxes
Effective Income Tax Rate	0%		0%

Capital Expenditures
Gross Capital Expenditures incl. Purchase Deposits	$780M - $830M		$2.9B - $3.1B

Debt and Capital Lease Payments	$630M		$1.5B

1.	Excludes special charges
2.	Excludes unrealized non-cash gains/losses on fuel hedges

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Company Outlook

Fuel Price Sensitivity

As of January 16, 2014, the Company had hedged 31% of its projected fuel requirements for first quarter 2014, 25% for second quarter 2014 and 24% for full year 2014. The Company uses a combination of three-way and four-way collars on Brent crude oil, aircraft fuel, heating oil and diesel fuel.

With the Company’s current portfolio, hedge gains/losses are recorded in both fuel expense and non-operating expense (cash settled and non-cash). The table below outlines the Company’s estimated cash hedge impacts at various price points relative to the baseline January 16, 2014 fuel forward curve, where Brent crude spot price was $107.09 per barrel.

Brent Fuel Scenarios*	Cash Hedge Impact	1Q14	2Q14	3Q14	4Q14
		forecast	forecast	forecast	forecast
+$40 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$4.06	$4.00	$4.00	$3.96
	Hedge Gain/(Loss) ($/gal)	0.11	0.07	0.06	0.07

+$30 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.82	$3.77	$3.77	$3.72
	Hedge Gain/(Loss) ($/gal)	0.10	0.07	0.06	0.07

+$20 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.58	$3.53	$3.53	$3.48
	Hedge Gain/(Loss) ($/gal)	0.09	0.07	0.06	0.06

+$10 / Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.34	$3.29	$3.29	$3.24
	Hedge Gain/(Loss) ($/gal)	0.04	0.02	0.03	0.02

Current Price ($107.09/bbl)	Fuel Price Excluding Hedge** ($/gal)	$3.11	$3.05	$3.05	$3.01
	Hedge Gain/(Loss) ($/gal)	(0.00)	(0.02)	(0.01)	(0.01)

($10) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.87	$2.81	$2.81	$2.77
	Hedge Gain/(Loss) ($/gal)	(0.00)	(0.02)	(0.01)	(0.02)

($20) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.63	$2.57	$2.58	$2.53
	Hedge Gain/(Loss) ($/gal)	(0.04)	(0.06)	(0.05)	(0.06)

($30) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.39	$2.34	$2.34	$2.29
	Hedge Gain/(Loss) ($/gal)	(0.09)	(0.12)	(0.10)	(0.11)

($40) / Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.15	$2.10	$2.10	$2.05
	Hedge Gain/(Loss) ($/gal)	(0.14)	(0.18)	(0.14)	(0.16)

*	Projected fuel scenarios represent hypothetical fuel curves parallel to the baseline Jan. 16, 2014 curve and are meant to illustrate the behavior of our fuel hedge portfolio at different commodity price points
**	Fuel price per gallon excluding hedge impacts, but including taxes and transportation costs

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Company Outlook

Fleet Plan

As of January 23, 2014, the Company’s fleet plan was as follows:

	Mainline Aircraft in Scheduled Service
	YE 2013	1Q Δ	2Q Δ	3Q Δ	4Q Δ	YE2014	FY Δ
B747-400	23	—	—	—	—	23	—
B777-200	74	—	—	—	—	74	—
B787-8/9	8	1	2	1	2	14	6
B767-300/400	51	—	—	—	(1)	50	(1)
B757-200/300	131	(4)	(8)	(10)	(15)	94	(37)
B737-700/800/900	254	8	9	6	7	284	30
A319/A320	152	—	—	—	—	152	—

Total Mainline Aircraft	693	5	3	(3)	(7)	691	(2)

	Regional Aircraft in Scheduled Service
	YE 2013	1Q Δ	2Q Δ	3Q Δ	4Q Δ	YE2014	FY Δ
Q400	28	—	—	—	—	28	—
Q300	5	—	—	—	—	5	—
Q200	16	—	—	—	—	16	—
ERJ-145	277	—	—	(16)	(9)	252	(25)
ERJ-135	9	—	—	—	(9)	—	(9)
CRJ200	75	—	—	—	—	75	—
CRJ700	115	—	—	—	—	115	—
EMB 120	9	—	—	—	—	9	—
EMB 170	38	—	—	—	—	38	—
EMB 175	—	—	3	14	10	27	27

Total Regional Aircraft	572	—	3	(2)	(8)	565	(7)

Share Count

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual earnings per share calculation will likely be different from those set forth below.

	1Q 2014 (Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in $ millions)
Less than or equal to $0	365	365	$—
$1 million - $42 million	365	366	—
$43 million - $70 million	365	378	1
$71 million - $121 million	365	390	4
$122 million - $329 million	365	392	4
$330 million or greater	365	396	8

	Full Year 2014 (Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in $ millions)
Less than or equal to $0	367	367	$—
$1 million - $171 million	367	367	—
$172 million - $283 million	367	379	6
$284 million - $1.325 billion	367	392	15
$1.326 billion or greater	367	396	30

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Non-GAAP to GAAP Reconciliations

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including net income/loss, net earnings/loss per share and CASM, among others. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL’s performance on a consistent basis. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL believes that adjusting for special charges is useful to investors because they are non-recurring charges not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. In addition, UAL believes that excluding unrealized non-cash (gains)/losses on fuel hedges from non-operating expense is useful because it allows investors to better understand the impact of settled hedges on a given period’s results.

	Estimated 1Q 2014		Estimated FY 2014
Mainline Unit Cost (¢/ASM)	Low	High	Low	High
Mainline CASM Excluding Profit Sharing	14.78	14.94	13.97	14.13
Special Charges (a)	—	—	—	—

Mainline CASM Excluding Profit Sharing & Special Charges (b)	14.78	14.94	13.97	14.13
Less: Third-Party Business Expenses	0.40	0.40	0.38	0.38

Mainline CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	14.38	14.54	13.59	13.75
Less: Fuel Expense (c)	4.57	4.64	4.49	4.56

Mainline CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	9.81	9.90	9.10	9.19

Consolidated Unit Cost (¢/ASM)	Low	High	Low	High
Consolidated CASM Excluding Profit Sharing	15.56	15.74	14.70	14.88
Special Charges (a)	—	—	—	—

Consolidated CASM Excluding Profit Sharing & Special Charges (b)	15.56	15.74	14.70	14.88
Less: Third-Party Business Expenses	0.34	0.34	0.33	0.33

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	15.22	15.40	14.37	14.55
Less: Fuel Expense (c)	4.90	4.98	4.79	4.87

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	10.32	10.42	9.58	9.68

Non-operating Expense ($M)	Low	High	Low	High
Non-operating expense	$225	$255	$745	$795
Less: Unrealized non-cash (gains)/losses on fuel hedges	$55	$55	$55	$55

Non-operating expense, adjusted (b)	$170	$200	$690	$740

(a)	Operating expense per ASM – CASM excludes special charges, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A, Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com